Exhibit 99.4

ORGANIZED UNDER THE LAWS OF THE STATE OF ISRAEL SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP M87915 10 0 THIS IS TO CERTIFY THAT IS THE REGISTERED HOLDER OF FULLY-PAID AND NON-ASSESSABLE ORDINARY SHARES OF NIS 1.00 EACH OF TOWER SEMICONDUCTOR LTD. (hereinafter called the “Company”) transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Memorandum and Articles of Association of the Company and all amendments thereto, to all of which the holder by his acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness, the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. Dated CHAIRMAN OF THE BOARD DIRECTOR CORPORATE SECRETARY COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY (NEW YORK, N.Y.) TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE BY © SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY 1960